Exhibit 10(a)(ii)
                                                      -----------------

                                 FIRST AMENDMENT
                                   TO RESTATED
                          TI DEFERRED COMPENSATION PLAN


          TEXAS INSTRUMENTS INCORPORATED, a Delaware corporation with its principal offices in Dallas, Texas (hereinafter referred to as "TI" or the "Company"), hereby adopts the First Amendment to the restated TI Deferred Compensation Plan.

          TI adopted the TI Supplemental Pension and Profit Sharing Benefit Plan effective as of September 8, 1978, and the TI Supplemental Pension and Profit Sharing Benefit Plan II as of January 1, 1993. Both such plans were amended from time to time. These supplemental plans supplemented pension benefits provided under the TI Employees Pension Plan and defined contribution plan benefits provided under the TI Employees Universal Profit Sharing Plan. The provisions of such supplemental plans relevant to, and supplementing pension benefits under, the TI Employees Pension Plan were amended, restated and merged into the TI Employees Supplemental Pension Plan, effective January 1, 1998. The supplemental pension plan obligations accrued under the two such supplemental plans are provided on and after January 1, 1998, under the TI Employees Supplemental Pension Plan. The provisions of the two supplemental plans relevant to, and supplementing benefits under, the TI Employees Universal Profit Sharing Plan, and effective January 1, 1998, the TI Employees Retirement and Profit Sharing Plan, were amended, restated and merged into the TI Deferred Compensation Plan (the "Plan") effective January 1, 1998.

          This First Amendment to the restated TI Deferred Compensation Plan shall be effective as of the dates indicated below. Except as hereby amended by this First Amendment to the restated TI Deferred Compensation Plan, the Plan, as amended and restated effective January 1, 1998, shall continue in full force and effect.

     1. Effective January 1, 1998, a new Section 1-20A is hereby added, to appear between Section 1.20 and Section 1.21 of the Plan. The new Section 1.20A shall read as follows:

            "Sec. 1-20A. SSI Plans. "SSI Plans" means the Silicon Systems, Inc. Incentive Stock Plan, effective July 14, 1995 and as amended thereafter, and/or the Silicon Systems, Inc. Phantom Stock Plan, effective April 1, 1993, and as amended thereafter."

     2. The following provisions are hereby added to Section 3.2(i), at the end thereof:

            "Additionally, commencing with elections effective for the 1999 Plan Year, if a Designated Employee holds an award of incentive stock or phantom stock granted under the SSI Plans, the Designated Employee may elect during the Election Period to defer into a Deferred Compensation Account no more than 90% of the proceeds otherwise payable under the terms of the SSI Plans upon the redemption of phantom stock or incentive stock under the SSI Plans by the Designated Employee in the subsequent Plan Year. A Participant's election to defer the receipt of redemption proceeds under the SSI Plans for the succeeding Plan Year is irrevocable and shall become effective as of the first month of the Plan Year next following such Election Period.

            Effective January 1, 1998, if a Designated Employee holds an award of phantom stock under the SSI Plans, and the phantom stock shares subject to the award will lapse due to the passage of time after March 31, 1998, and on or before December 31, 1998 (pursuant to the terms of paragraph 7 of the SSI Plans), the Designated Employee may elect to defer the proceeds of the exercise of such otherwise lapsing phantom stock shares by electing on or before March 31, 1998, to defer into a Deferred Compensation Account no more than 90% of the proceeds otherwise payable under the terms of the SSI Plans upon the redemption of the phantom stock that is subject to lapse in 1998 under the SSI Plans by the Designated Employee. A Participant's election to defer the receipt in 1998 of such proceeds under the SSI Plans must be made on or before March 1, 1998, and shall be irrevocable. If no election is made to redeem the phantom stock subject to lapse, any deferral election to defer proceeds shall be ineffective and such phantom stock shall lapse in accordance with the provisions of the SSI Plans."

     3. Except as amended by this First Amendment, the Company hereby ratifies the Plan as last amended and restated effective January 1, 1998.

            IN WITNESS WHEREOF, Texas Instruments Incorporated has caused this instrument to be executed by its duly authorized officer.

Texas Instruments Incorporated



By: /s/ RICHARD J. AGNICH
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    Richard J. Agnich
    Senior Vice President, General Counsel and Secretary